Exhibit 4.2 Certificate No. [•] 8.500% FIXED-RATE REEST NON-CUMULATIVE PERPERTUAL PERFERRED STOCK, SERIES B [•] SHARES NEWTEKONE, INC. (THE “COMPANY”) ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND THIS CERTIFIES THAT [•] IS THE OWNER OF [•] FULLY PAID AND NON-ASSESSABLE SHARES OF 8.500% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B (“SERIES B PREFERRED STOCK”), OF NEWTEKONE, INC. TRANSFERABLE ONLY ON THE BOOKS OF THE COMPANY BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED HEREBY ARE ISSUED AND SHALL BE SUBJECT TO THE PROVISIONS OF THE ARTICLES OF INCORPORATION OF NEWTEKONE, INC., THE ARTICLES SUPPLEMENTARY IN RESPECT OF THE SERIES B PREFERRED STOCK AND ALL AMENDMENTS THERETO. IN WITNESS WHEREOF, NEWTEKONE, INC. HAS CAUSED THIS CERTIFICATE TO BE EXECUTED IN ITS NAME AND BEHALF BY ITS DULY AUTHORIZED OFFICER. AS OF THIS DAY OF By: Name: Title:

CERTIFICATE No. [ ] For ( ) Shares of 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Shares, Series B (“Series B Preferred Shares”) of NEWTEKONE, INC. (THE “COMPANY”) issued to [PURCHASER] [DATE] For value received, hereby sells, assigns and transfers ( ) [ ] represented by the within Certificate to: [Print or type name and address of assignee] and do hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises. Entity Name: [Second signature block to be included if required.] By: Name: Title: Dated: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.